ADDENDUM TO EMPLOYMENT AGREEMENT

made the 1st day of January, 2005

B E T W E E N :

1476246 ONTARIO LIMITED
a corporation incorporated under the laws of the Province of Ontario
(hereinafter referred to as the “Corporation”)

- and -

BARRY LAMPERD
(hereinafter referred to as the “Executive”)

WHEREAS the Corporation and the Executive entered into an Employment Agreement dated the 1st day of January, 2005;

AND WHEREAS the Corporation and the Executive desire and agree to amend Article 2.4(a)(i) “Annual Salary” to the said Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that the parties hereto agree to amend Article 2.4(a)(i) as follows:

2.4	(a)	“Annual Salary” means the sum of:

(i)

the aggregates of the annual salaries of the Executive, payable to the Executive by the Corporation and its subsidiaries as at the end of the month immediately preceding the month in which a Control Change occurs (the “Prior Month” and if an annual salary has not been established, it shall be [calculated by multiplying the monthly salary of the Executive in effect for the Prior Month by 12] deemed to be $125,000.00 which amount will be increased to such an extent necessary to ensure the total compensation payable to Barry Lamperd will exceed the total compensation of any other officer, executive manager or employee; and “

Addendum

In all other respects the parties hereto confirm the said Employment Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement this 23rd day of April, 2005.

1476246 ONTARIO LIMITED

Per: /s/ Barry Lamperd______________

Name:	Barry Lamperd
Title:	President

Per: /s/ Dominic DiCarlo____________

Name:	Dominic DiCarlo
Title:	Vice President

We have authority to bind the Corporation

Witness:		)
)
)
/s/ D’Arcy D.W. Bell__________		)	/s/ Barry Lamperd_________________
		)	Barry Lamperd (Executive)
Name:	D’Arcy D. W. Bell	)
)